Exhibit 99.1

Oscient Pharmaceuticals Contacts:

Christopher Taylor

781-398-2466

Sandra Schmidt Coombs

781-398-2310

For Immediate Release

Oscient Pharmaceuticals Announces Determination of the Consideration Issuable in its Exchange Offer

Waltham, Mass., November 20, 2008 – Oscient Pharmaceuticals Corporation (Nasdaq: OSCI) (the “Company”) today announced the determination of the consideration issuable by the Company in its offer to exchange up to all of the $225,700,000 aggregate principal amount of its currently outstanding 3.50% Convertible Senior Notes due 2011 (the “Existing Notes”).

Holders that elect to participate in the exchange offer will receive, for each $1,000 principal amount of Existing Notes tendered, $400 principal amount of the Company’s 12.50% Convertible Guaranteed Senior Notes due 2011 (the “New Notes”) and 100 shares of the Company’s common stock. The New Notes will be convertible into shares of the Company’s common stock based on an initial conversion price of $1.10 per share (subject to adjustment).

The exchange offer will expire at 11:59 p.m., New York City time, on November 21, 2008, unless extended or terminated by the Company.

Lazard Capital Markets LLC and MTS Securities, LLC are serving as the dealer managers for the exchange offer. The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet been declared effective. The exchange offer is conditioned upon the terms and conditions set forth in the offering materials referenced below, and on the registration statement being declared effective by the United States Securities and Exchange Commission.

A tender offer statement, registration statement (and the prospectus included therein), related letter of transmittal and other offering documents relating to the securities issuable in the exchange offer have been filed with the Securities and Exchange Commission but the registration statement has not yet become effective. These documents contain important information that should be read carefully before any decision is made with respect to the exchange offer. These securities may not be sold, nor may the exchange offer be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to exchange or sell or the solicitation of an offer to buy nor shall there be any offer, exchange or sale

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Oscient Pharmaceuticals/ 1000 Winter Street Waltham MA 02451

t: 781.398.2300 f: 781.893.9535 www.oscient.com

Exchange Pricing

November 20, 2008

of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The prospectus, the related revised letter of transmittal and certain other offer documents are available to all holders of the 3.50% Convertible Senior Notes due 2011 free of charge from the information agent, The Altman Group, 1200 Wall Street West, 3rd Floor, Lyndhurst, NJ 07071, (866) 751-6316. The Tender Offer Statement (including the prospectus, the related letter of transmittal and all other offer documents filed with the Securities and Exchange Commission) is also be available for free at the Securities and Exchange Commission’s website at http://www.sec.gov.

About Oscient Pharmaceuticals

Oscient Pharmaceuticals Corporation is a commercial-stage pharmaceutical company marketing two FDA-approved products in the United States: ANTARA® (fenofibrate) capsules, a cardiovascular product and FACTIVE® (gemifloxacin mesylate) tablets, a fluoroquinolone antibiotic. ANTARA is indicated for the adjunct treatment of hypercholesterolemia (high blood cholesterol) and hypertriglyceridemia (high triglycerides) in combination with diet. FACTIVE is approved for the treatment of acute bacterial exacerbations of chronic bronchitis and community-acquired pneumonia of mild to moderate severity. Oscient promotes ANTARA and FACTIVE through a national sales force calling on primary care physicians, cardiologists, endocrinologists and pulmonologists.

For important information regarding the safety and use of ANTARA and FACTIVE, please see the full prescribing information available at www.antararx.com and www.factive.com.

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